UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

               ___________________________________

                            FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):

                        January 18, 2006

                  NORTIA CAPITAL PARTNERS, INC.
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)


            Nevada                 0-26843         33-0967353
 ---------------------------    ------------    -----------------
(State or other jurisdiction    (Commission     (I.R.S. Employer
    of incorporation)           File Number)   Identification No.)


                     400 Hampton View Court
                    Alpharetta, Georgia 30004
       ---------------------------------------------------
      (Address of principal executive offices and zip code)

 Registrant's telephone number, including area code: (770) 777-6795
                                                     --------------

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the
      Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the
      Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b)
      under the Exchange Act (17 CFR 240.14d-2(b))


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Item 1.01.     Entry into a Material Definitive Agreement.

     The disclosure contained in Item 5.02 below is incorporated in this Item 1.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On January 18, 2006, the board of directors of the Company approved the appointment of Bruce A. Hall as the Chief Financial
Officer of the Company.

     Mr. Hall's employment as Chief Financial Officer is effective January 18, 2006. Under the terms of his employment by the Company, Mr. Hall will receive an initial base salary of $7,500 per month. The board of directors will have the right to increase the base salary during the term and also to decrease it if such reduction is implemented by the Company as part of an overall general salary reduction affecting all of its employees and certain other conditions are satisfied. Additionally, Mr. Hall will be entitled to participate in any employee benefit plans (including stock option plans) as well as be entitled to receive, among other things, bonuses and reimbursable expenses.

     Mr. Hall, age 49, has served as a senior financial executive with extensive experience in the real estate, energy, financial services, consulting and manufacturing industries. Since May 2003, Mr. Hall has been a consultant providing financial and management services for several public and private companies. Additionally, since May 2004, Mr. Hall, as a consultant, has been the interim Chief Financial Officer of RG America, Inc., a publicly traded company that provides a broad array of synergistic products and services that addresses several key financial aspects of the commercial real estate market. Since January 2005, Mr. Hall, as a consultant, has been the interim Chief Executive Officer and Chief Financial Officer of Dent Zone International, Inc., a private company providing after market services for the automobile market. From May 1999 through May 2003, Mr. Hall was the Chief Financial Officer of Probex Corp., a formerly publicly traded used oil recycling company that filed for protection under Chapter 7 of the United States Bankruptcy Code in May 2003. Previously, he held senior level positions at Recognition Equipment, Inc., Harris Adacom Corporation, and was a multi-family housing developer. Mr. Hall began his career in public accounting with Arthur Young & Company, a predecessor of Ernst & Young LLP. Mr. Hall is a licensed CPA in the State of Texas, a licensed Certified Management Accountant (CMA) and is a graduate of the University of Texas at Austin.

     Mr. Hall has not entered into a written employment agreement relating to the terms of his employment by the Company, however, the Company intends to enter into an agreement as soon as practicable to memorialize the terms of his employment.

     Mr. Hall previously served as a consultant to the Company on matters relating to accounting and financial reporting. In consideration of such consulting services, Mr. Hall received compensation from the Company for the 2005 fiscal year in the amount of approximately $38,000. Mr. Hall has no family relationship with any director or executive officer of the Company and there are no arrangements or understandings pursuant to which he was selected as an officer.



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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  January 19, 2006       NORTIA CAPITAL PARTNERS, INC.


                              By:   /s/ William J. Bosso
                                   --------------------------
                                   William J. Bosso
                                   Chief Executive Officer








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